PROSPECTUS Dated                        Pricing Supplement No. 97
April 1, 1998                           Effective April 10, 2000



                   U.S. $1,000,000,000          Rule 424 (b)(3)
                                            Registration Statement
                FORD MOTOR CREDIT COMPANY       No. 333-45015

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES


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                Interest Rate Per Annum

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Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
----------  --------------     ---------------   ----------------
04/10/2000       5.72%             5.92%              6.12%